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                                                                    Exhibit 24.3


                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, the person whose signature appears below constitutes and appoints Yehoram Uziel attorney-in-fact, for him, with the power of substitution, in any and all capacities, to sign the Registration Statement on Form S-8 for 1,500,000 shares issuable under the Soligen Technologies, Inc. 1993 Stock Option Plan, as amended, and any amendments to such Registration Statement (including post-effective amendments), and to file exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do or perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or substitute may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 18th day of September, 2001.


                                                   /s/ Patrick J. Lavelle
                                                   -----------------------------
                                                   Patrick J. Lavelle



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